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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER
                                OF ANERGEN, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                                 ANERGEN, INC.,
                            A CALIFORNIA CORPORATION


        THIS AGREEMENT AND PLAN OF MERGER dated as of June 30, 1998 (this "Agreement") is between Anergen, Inc., a Delaware corporation ("Anergen Delaware"), and Anergen, Inc., a California corporation ("Anergen California"). Anergen Delaware and Anergen California are also referred to herein as the "Constituent Corporations."

                                    RECITALS

        A. Anergen Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital of 70,000,000 shares, $.001 par value, of which 60,000,000 shares are designated "Common Stock" and 10,000,000 shares are designated "Preferred Stock." The Preferred Stock of Anergen Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Anergen California, and no shares of Preferred Stock were issued and outstanding.

        B. Anergen California is a corporation duly organized and existing under the laws of the State of California and has authorized capital of 50,000,000 shares, no par value, of which 40,000,000 are designated "Common Stock" and 10,000,000 shares are designated "Preferred Stock," of which 1,157,894 shares are designated as Series A-1 Preferred Stock, 740,740 shares are designated as Series A-2 Preferred Stock, 3,002,648 shares are designated as Series B Preferred Stock and 15,000 shares are designated as Series C Preferred Stock. As of June 30, 1998, 18,891,892 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

        C. The Board of Directors of Anergen California has determined that, for the purpose of effecting the reincorporation of Anergen California in the State of Delaware, it is advisable and in the best interests of Anergen California and its shareholders that Anergen California merge with and into Anergen Delaware upon the terms and conditions herein provided.

        D. The respective Boards of Directors of Anergen Delaware and Anergen California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.


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        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Anergen Delaware and Anergen California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.

                                     MERGER

        1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Anergen California shall be merged with and into Anergen Delaware (the "Merger"), the separate existence of Anergen California shall cease and Anergen Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Anergen Delaware shall be, and is herein also referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Anergen, Inc.

        1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

                (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

                (d) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

        1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Anergen California shall cease and Anergen Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) shall be subject to all actions previously taken by its and Anergen California's Boards of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Anergen California in the manner as more fully set forth in Section 259 of the Delaware


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General Corporation Law; (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Anergen California in the same manner as if Anergen Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                                       II.

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1 Certificate of Incorporation. The Certificate of Incorporation of Anergen Delaware as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Appendix A, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2 Bylaws. The Bylaws of Anergen Delaware as in effect immediately prior to the Effective Date of the Merger, shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.3 Directors and Officers. The directors and officers of Anergen California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                                      III.

                          MANNER OF CONVERSION OF STOCK

        3.1 Anergen California Common Stock. Upon the Effective Date of the Merger, each share of Anergen California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

        3.2 Anergen California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1988 Stock Option Plan, the 1996 Stock Plan and the 1995 Director Option Plan) and all other employee benefit plans (including without limitation the 1991 Employee Stock Purchase Plan and the 1992 Consultant Stock Plan) of Anergen California. Each outstanding and unexercised option or other right to purchase a security convertible into Anergen California Common Stock shall become an


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option or right to purchase or a security convertible into the Surviving
Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Anergen California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions set forth in the stock option plans, other employee benefit plans and/or as provided in the respective option or stock purchase agreements governing such option stock purchase right or convertible securities, and at an exercise price per share equal to the exercise price applicable to any such Anergen California option, stock purchase right or convertible security at the Effective Date of the Merger. It is the intention of the parties that the stock options of Anergen California assumed by Anergen Delaware qualify following the Effective Date of the Merger as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the stock options of Anergen California qualified as incentive stock options immediately prior to the Effective Date of the Merger. At the Effective Date of the Merger, Anergen California shall assign to Anergen Delaware any and all rights of repurchase pertaining to shares of Anergen Delaware Common Stock issued upon exercise of stock options, stock purchase rights and otherwise. There are no options, purchase rights for or securities convertible into Preferred Stock of Anergen California.

        A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Anergen California Common Stock so reserved immediately prior to the Effective Date of the Merger.

        3.3 Anergen Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Anergen Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Anergen Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        3.4 Certificates. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of Anergen California Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation's Common Stock.


                                       IV.

                                     GENERAL

        4.1 Covenants of Anergen Delaware. Anergen Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;


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                (b) File any and all documents with the California Franchise Tax
        Board necessary for the assumption by Anergen Delaware of all of the franchise tax liabilities of Anergen California; and

                (c) Take such other actions as may be required by the California Corporations Code.

        4.2 Further Assurances. From time to time, as and when required by Anergen Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Anergen California such deeds and other instruments, and there shall be taken or caused to be taken by Anergen Delaware and Anergen California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Anergen Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Anergen California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Anergen Delaware are fully authorized in the name and on behalf of Anergen California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Anergen California or Anergen Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Anergen California or by the sole stockholder of Anergen Delaware, or by both.

        4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

        4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

        4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 301 Penobscot Drive, Redwood City, CA 94063 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.


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        4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

        4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Anergen Delaware and Anergen California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                        ANERGEN, INC.
                                        a Delaware corporation


                                        By:/s/ BARRY M. SHERMAN
                                           ----------------------------------
                                           Barry M. Sherman, M.D., President

ATTEST:


/s/ DAVID V. SMITH
----------------------------------
David V. Smith,
Chief Financial Officer



                                        ANERGEN, INC.
                                        a California corporation


                                        By:/s/ BARRY M. SHERMAN
                                           -----------------------------------
                                           Barry M. Sherman, M.D., President


ATTEST:


/s/ DAVID V. SMITH
----------------------------------
David V. Smith,
Chief Financial Officer


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
                                  ANERGEN, INC.
                            (California Corporation)

                              OFFICERS' CERTIFICATE

Barry M. Sherman, M.D. and David V. Smith certify that:

        1. They are the President and the Chief Financial Officer, respectively, of Anergen, Inc., a corporation organized under the laws of the State of California.

        2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 1,157,894 shares are designated as Series A-1 Preferred Stock, 740,740 shares are designated as Series A-2 Preferred Stock, 3,002,648 shares are designated as Series B Preferred Stock and 15,000 shares are designated as Series C Preferred Stock.

        3. There were 18,851,000 shares of Common Stock and no shares of Preferred Stock outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of Common Stock outstanding were entitled to vote on the merger.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

        6. Barry M. Sherman, M.D. and David V. Smith further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Redwood City, California on June 30, 1998.



                                      /s/ BARRY M. SHERMAN
                                      -----------------------------------------
                                      Barry M. Sherman, M.D., President


                                      /s/ DAVID V. SMITH
                                      -----------------------------------------
                                      David V. Smith, Chief Financial Officer

                                  ANERGEN, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE


Barry M. Sherman, M.D. and David V. Smith certify that:

        1. They are the President and Chief Financial Officer, respectively, of Anergen, Inc., a corporation organized under the laws of the State of Delaware.

        2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Preferred Stock is undesignated as to series, rights, preferences or restrictions.

        3. There were 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

        6. Barry M. Sherman, M.D. and David V. Smith further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Redwood City, California on June 30, 1998.


                                      /s/ BARRY M. SHERMAN
                                      -----------------------------------------
                                      Barry M. Sherman, M.D., President


                                      /s/ DAVID V. SMITH
                                      -----------------------------------------
                                      David V. Smith, Chief Financial Officer

                                  ANERGEN, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE


Barry M. Sherman, M.D. and David V. Smith certify that:

        1. They are the President and Chief Financial Officer, respectively, of Anergen, Inc., a corporation organized under the laws of the State of Delaware.

        2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Preferred Stock is undesignated as to series, rights, preferences or restrictions.

        3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

        6. Barry M. Sherman, M.D. and David V. Smith further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Redwood City, California on June 30, 1998.



                                      /s/ BARRY M. SHERMAN
                                      -----------------------------------------
                                      Barry M. Sherman, M.D., President


                                      /s/ DAVID V. SMITH
                                      -----------------------------------------
                                      David V. Smith, Chief Financial Officer